CIMG Inc. Group

COOPERATION
AGREEMENT

Party A: CIMG Inc.

Party B: Wenlong Tong

Date of Signing: October 1, 2025

Party A: CIMG Inc.
Legal Representative: JianShuang Wang
Address: Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun
Contact:+852 70106695

PartyB: Wenlong Tong
ID Number:410185198902156533
Contact:18664312124

Whereas Party A has business development needs, and through friendly negotiations, Party A has decided to appoint Party B as the President of CIMG Inc., responsible for the overall management of the operations of the target companies introduced by Party B. To clarify the rights and obligations of both parties, in accordance with the Civil Code of the People's Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality, voluntariness, fairness, and good faith, hereby agree as follows:

1、Appointment Position and Term

（1）Appointment Position: Party A appoints Party B as the President of CIMG Inc., responsible for the overall management of the operations of the target companies introduced by Party B, including but not limited to:

The implementation and completion of the three-year goals for the target companies introduced by Party B;

Formulating and executing the company's development strategy;

Organizing and managing the management team;

Optimizing business processes;

Improving operational efficiency;

Expanding business channels, etc.

（2）Term of Appointment: This agreement shall be effective from October 1, 2025, to May 31, 2027. Upon expiration, if both parties agree to renew, a new agreement shall be signed.

2、Work Content and Responsibilities

（1）Introduction and Management of Target Companies:

Party B shall assist in the implementation and completion of the three-year goals for the target companies introduced by Party B, in accordance with the signed targets, ensuring the achievement of KPIs.

（2）Strategic Planning and Execution:

Party B shall develop a scientifically sound and reasonable strategic plan based on the company’s development goals and market conditions, ensuring its effective execution. The strategic plan shall include, but not be limited to:

Market positioning;

Product or service strategy;

Customer development and retention strategy;

Operational model optimization, etc.

The strategic plan shall be regularly evaluated and adjusted.

（3）Team Building and Management:

Party B shall be responsible for forming and managing the corresponding management team, formulating team development plans and performance evaluation systems, motivating team members’ enthusiasm and creativity, and improving the overall quality and business capabilities of the team.

（4）Business Process Optimization:

Party B shall thoroughly understand the company’s existing business processes, identify problems and deficiencies, and propose targeted optimization solutions.

Party B shall regularly evaluate and monitor business processes to ensure the effective implementation of optimization measures.

(5) Operational Data Analysis and Decision Support:

Party B shall establish and improve the company’s operational data monitoring system, regularly collecting, organizing, and analyzing various operational data to provide accurate, timely, and effective data support for company decision-making.

(6) Business Expansion and Partnerships:

Party B shall actively seek new business opportunities, expand the company’s business areas, and increase market share.

Party B shall communicate and negotiate with potential clients and partners to establish good cooperative relationships.

(7) Internal Coordination and Communication:

Party B shall strengthen communication and collaboration with internal departments, coordinate resources, and ensure the smooth operation of the company.

3、Compensation and Benefits

(1) Salary:USD 2,000 per month, with discretionary stock awards based on performance.

(2) KPI Targets:

During the contract period, Party B shall complete the introduction of ≥10 wholly-owned/controlled target companies under Party A.

(3) Bonuses:

Based on the number of wholly-owned/controlled target companies introduced by Party B, stock rewards (stock code: IMG.US) shall be granted on a semi-annual basis, subject to mutual confirmation.Within 30 working days after the end of each semi-annual/annual period , the corresponding stocks (stock code: IMG.US) shall be confirmed in Party B’s name, and Party A shall

assist in the stock deposit process. The awarded stocks shall be tradable and can be directly traded upon deposit. Specific stock allocations shall be based on the list of personnel approved by Party B.

4、Confidentiality Clause

（1）Confidential Information Scope:

Both parties acknowledge that during the performance of this agreement, one party may disclose or the other party may become aware of confidential information, including but not limited to: Business plans, market strategies, product R&D, technical solutions, financial data, customer lists, etc.

（2）Confidentiality Obligations:

Both parties shall strictly keep the other party’s confidential information confidential and shall not disclose or use it without written consent. Both parties shall take reasonable confidentiality measures to prevent leaks.

（3）Confidentiality Period:

This clause shall remain in effect from the effective date of this agreement until five (5) years after termination. During this period, both parties shall continue to fulfill their confidentiality obligations.

5、Intellectual Property Clause

（1）Ownership of Intellectual Property:

Any intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, etc.) created or generated by Party B in the course of performing this agreement shall belong to Party A.

（2）Intellectual Property Protection:

Both parties shall jointly protect the company’s intellectual property and prevent infringement. If any infringement is discovered, both parties shall take timely measures to enforce rights.

6、Rights and Obligations of Both Parties

(1) Party A’s Rights and Obligations

Rights:

Party A has the right to supervise and inspect Party B’s work, provide opinions and suggestions;

Party A has the right to reasonably adjust Party B’s work content and responsibilities based on business needs;

Party A has the right to decide on Party B’s compensation, promotions, and rewards based on performance and evaluations.

Obligations:

Party A shall pay compensation to Party B on time and in full as agreed in this agreement;

Party A shall respect Party B’s autonomy in work and shall not interfere with normal operations.

(2) Party B’s Rights and Obligations

Rights:

Party B has the right to receive compensation as agreed in this agreement;

Party B has the right to provide opinions and suggestions on Party A’s work arrangements and decisions.

Obligations:

Party B shall diligently perform work duties and complete assigned tasks as agreed;

Party B shall comply with Party A’s rules and regulations and follow work arrangements;

Party B shall keep Party A’s commercial secrets and other confidential information and shall not disclose or use them without authorization.

7、Breach of Contract

（1）If Party A fails to pay compensation as agreed, Party B has the right to request rectification within a specified period. If not rectified, Party B may terminate this agreement and claim damages.

（2）If Party B fails to perform duties or violates confidentiality/IP obligations, Party A has the right to request rectification. If not rectified or if losses are incurred, Party A may terminate this agreement and claim compensation.

8、Dispute Resolution

Any disputes arising from this agreement or its annexes/supplements shall first be resolved through negotiation or mediation. If unsuccessful, the dispute shall be submitted to the People’s Court with jurisdiction over Party A’s location.

9、Other Provisions

This agreement shall take effect upon signature (or seal) by both parties

This agreement consists of two (2) originals, with each party holding one, both having equal legal effect.

Any unspecified matters may be supplemented by additional agreements, which shall have equal legal effect as this agreement.

Party A (Signature):

Date of Signing: October 1, 2025

Party B (Signature):

Date of Signing: October 1, 2025